UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                January 29, 2007


                        BRAMPTON CREST INTERNATIONAL INC.
             (Exact name of registrant as specified in this charter)



           NEVADA                     000-1321002              30-0286164
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


           1224 Washington Avenue, Miami Beach, Florida        33139
             (Address of Principal Executive Offices)       (Zip Code)


       Registrant's Telephone Number, including area code: (305) 531-1174


          (Former Name or Former Address, if Changes Since Last Report)


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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of principal Officers.
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On January 29, 2007, the Board of Directors  accepted the  resignation of J. Rod
Martin as Chief Executive Officer and director submitted to the Board on January 29, 2007. There were no disagreements with J. Rod Martin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

On January 29, 2007, the Board of Directors appointed Robert Wineberg as the Chief Executive Officer, Principal Accounting Officer for the Company and a member of the Board of Directors. Mr. Wineberg was our Secretary-Treasurer from January 2005 through November 2005 and Chief Financial Officer from April, 2005 through November 2005. Mr. Wineberg has been trading securities for his own account and through wholly-owned companies: Irbahtan Ltd., Forward Investments Corp.(started March 1, 2005) and Winer Ltd. (dissolved). Mr. Wineberg is a graduate of McGill University with a B. Comm. in Accounting, Systems and Computers. Mr. Wineberg is a Chartered Accountant (C.A.) and a Chartered Financial Analyst (C.F.A.).


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 30, 2007                            BRAMPTON CREST INTERNATIONAL INC.



                                             By /s/ Robert Wineberg
                                                --------------------------------
                                                    Robert Wineberg
                                                    Chief Executive Officer


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